Supplement dated April 29, 2008

To PROSPECTUS SUPPLEMENT dated July 30, 2007
(To Prospectus dated July 30, 2007)
$683,925,000
(Approximate Initial Principal Balance)

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-6

			Initial Certificate Ratings(1)		Current Certificate Ratings(1)		Approximate Credit Enhancement Percentage
Class	Approximate Initial Class Principal Balance	Approximate Current Class Principal Balance	Moody’s	S&P	Moody’s	S&P	Initial Percentage	Current Percentage
Class 1A-1A	$ 199,253,000	$ 183,913,921	Aaa	AAA	Aaa	AAA	12.96%	13.44%
Class 1A-1B	$ 22,139,000	$ 20,981,412	Aaa	AAA	Aaa	AAA	9.75%	10.24%
Class 2A-1A	$ 240,309,000	$ 230,344,990	Aaa	AAA	Aaa	AAA	33.00%	33.65%
Class 2A-1B	$ 100,129,000	$ 95,977,319	Aaa	AAA	Aaa	AAA	18.47%	19.02%
Class 2A-1C	$ 60,077,000	$ 57,586,008	Aaa	AAA	Aaa	AAA	9.75%	10.24%
Class B-1	$ 15,849,000	$ 15,849,000	Aaa	AA+	Aaa	AA+	7.45%	7.83%
Class B-2	$ 10,681,000	$ 10,681,000	Aa1	AA	Aa1	AA	5.90%	6.20%
Class B-3	$ 5,168,000	$ 5,168,000	Aa1	AA-	Aa1	AA-	5.15%	5.41%
Class B-4	$ 3,445,000	$ 3,445,000	Aa2	A+	Aa2	A+	4.65%	4.88%
Class B-5	$ 3,446,000	$ 3,446,198	Aa3	A	Aa3	A	4.15%	4.36%
Class B-6	$ 5,857,000	$ 5,857,336	A1	A-	A1	A-	3.30%	3.47%
Class B-7	$ 4,135,000	$ 4,135,237	A2	BBB+	A2	BBB+	2.70%	2.84%
Class B-8	$ 3,790,000	$ 3,790,218	A3	BBB-	A3	BBB-	2.15%	2.26%
Class B-9	$ 9,647,000	$ 9,647,554	Baa3	N/R	Baa3	N/R	0.75%	0.79%

(1) The designation “N/R” means that the class of certificates is not publicly rated by the specified rating agency.

Greenwich Capital Acceptance, Inc.
Depositor

Greenwich Capital Financial Products, Inc.
Sponsor and Seller

HarborView Mortgage Loan Trust 2007-6
Issuing Entity

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Deutsche Bank National Trust Company
Trustee

The prospectus supplement dated July 30, 2007 (the “prospectus supplement”) to the prospectus dated July 30, 2007 with respect to the above captioned series is hereby amended and supplemented as follows. These amendments relate to updated mortgage loan data, risk factors, characteristics of the certificates and certain third-party information, in each case, where available and relevant.

Capitalized terms used but not defined in this supplement have the meanings given to them in the prospectus supplement.

April 29, 2008

1. Beginning on page S-15 of the prospectus supplement under the heading “Risk Factors,” the following disclosure is added:

Financial difficulties of and developments regarding the originators and servicers originators and servicers

Recently, many originators and servicers of mortgage loans have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings. These difficulties have resulted in part from declining markets for their mortgage loans and claims for repurchases by them of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on mortgage loans originated by them, such as fraud claims. These difficulties have been compounded by a general decline in the willingness by banks and other financial institutions to extend credit to originators and servicers and the resulting disappearance of available credit and liquidity lines to such originators and servicers. Higher delinquencies and defaults may also be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to take mark to market or sale-related losses. An environment inclusive of declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, resulting in a decrease in overall originations. In addition, the costs of servicing and advancing on increasingly delinquent mortgage loan portfolios may be rising without a corresponding increase in servicing compensation. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Financial and operational difficulties may have a negative effect on the ability of the servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on sale of underlying properties following foreclosure. In some cases, servicers may become overwhelmed by the number of defaulted loans in their servicing portfolios and may be unable or unwilling to pursue collections or other remedies, or commence foreclosure proceedings on defaulted mortgage loans.

The servicers are generally required to make advances in respect of delinquent payments on mortgage loans. There can be no assurance as to the current or continuing financial condition of the servicers or their ability to access markets for financing such advances. If a servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations. Even if the servicers are able to advance amounts in respect of delinquent mortgage loans, their obligations to make such advances may be limited to the extent that they do not expect to recover such advances due to the deteriorating credit of the delinquent mortgage loans.

As described in the prospectus supplement, the originators are generally required to repurchase or substitute for mortgage loans for certain breaches of representations and warranties made by them with respect to the related mortgage loans. The inability to repurchase or substitute for such defective loans or for any early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.

The yield on your securities may be adversely affected if such events impact the originators or the servicers of mortgage loans in the trust fund.

On August 6, 2007, American Home Mortgage Corp., which originated approximately 3% of the mortgage loans, and certain other affiliates each filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

In addition, approximately 23%, 12% and 40% of the mortgage loans were originated by Novastar Mortgage, Inc., Paul Financial, LLC and Secured Bankers Mortgage Company, respectively.

Each of these entities has either become insolvent or otherwise announced its decision to no longer originate mortgage loans. The inability or limited ability of such companies to honor repurchase or substitution obligations in the event of a material breach of representations or warranties made by it with respect to the mortgage loans may adversely affect the value and performance of the certificates. There can be no assurance as to the current or continuing financial condition of the other originators.

See “Risk Factors—Originators and servicers may be subject to litigation, governmental proceedings or adverse economic conditions” in the prospectus.

If the receipt of liquidation proceeds is delayed or if the liquidation proceeds are less than the mortgage loan balance, you could suffer a loss on your certificates certificates

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

See also “Risk Factors—Legal and other factors could reduce the amount and delay the timing of recoveries on defaulted loans” in the prospectus.

It may be difficult to resell the offered certificates offered certificates

Due to recent developments in the residential mortgage market in the United States and credit markets generally, there is currently a very limited secondary market for the offered certificates. In particular, the offered certificates are likely to have declined in value since the closing date and may continue to do so in the future. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the offered certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and may do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

See also “Risk Factors—You may have difficulty selling your securities or obtaining your desired price” in the prospectus.

2. The statistical information presented in the prospectus supplement regarding the mortgage loans was generally accurate as of the cut-off date (or other date specified, if applicable), but this information has changed, and may have changed materially.  Statistical information regarding the mortgage loans as of April 1, 2008 is presented in the tables below. The information with respect to Debt-to-Income Ratios, Original Combined Loan-to-Value Ratios and Credit Scores (in the aggregate and by loan group) is based upon the original data concerning the borrowers and the values of the mortgaged properties available as of the applicable cut-off date. Investors should consider that as of the date of this supplement, a borrower’s financial condition may be worse than the underlying data indicates, such that the debt-to-income ratios may currently be significantly higher and credit scores may currently be significantly lower than they were as of the cut-off date. Similarly, because housing values have declined in many areas of the country, and the decline has been substantial in some cases, the current loan-to value ratios and combined loan-to-value ratios of the mortgage loans in the trust fund are likely to be worse than shown in the tables below.

Aggregate Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of April 1, 2008.

The mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Mortgage Loans

Stated Principal Balance ($)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

50,000.01 - 100,000.00	6	$547,464.67	0.08%	7.643%	345	70.26%	695
100,000.01 - 150,000.00	49	6,198,496.48	0.94	8.081	346	75.59	702
150,000.01 - 200,000.00	116	20,155,534.40	3.07	7.973	352	74.17	704
200,000.01 - 250,000.00	154	34,741,753.65	5.30	7.922	360	74.98	704
250,000.01 - 300,000.00	173	47,200,105.32	7.20	7.799	368	74.84	711
300,000.01 - 350,000.00	208	67,744,789.12	10.33	7.840	368	77.76	702
350,000.01 - 400,000.00	172	64,122,178.53	9.77	7.654	381	76.20	715
400,000.01 - 450,000.00	153	64,921,970.27	9.90	7.692	371	75.96	712
450,000.01 - 500,000.00	129	61,194,267.00	9.33	7.695	368	76.56	712
500,000.01 - 550,000.00	129	67,160,878.28	10.24	7.628	370	76.68	705
550,000.01 - 600,000.00	71	40,873,835.76	6.23	7.650	379	76.58	711
600,000.01 - 650,000.00	46	28,795,435.56	4.39	7.500	374	75.14	714
650,000.01 - 700,000.00	46	31,078,604.53	4.74	7.485	372	76.21	717
700,000.01 - 750,000.00	25	17,883,783.79	2.73	7.553	371	74.63	713
750,000.01 - 800,000.00	21	16,269,468.48	2.48	7.606	374	74.53	726
800,000.01 - 850,000.00	16	13,190,123.86	2.01	7.433	384	72.54	710
850,000.01 - 900,000.00	6	5,269,864.84	0.80	7.604	385	71.21	724
900,000.01 - 950,000.00	7	6,478,362.16	0.99	7.420	382	74.40	706
950,000.01 - 1,000,000.00	8	7,830,783.88	1.19	7.401	392	72.43	704
1,000,000.01 and above	43	54,333,790.17	8.28	7.317	372	69.36	730
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

The average Stated Principal Balance of the mortgage loans was approximately $415,711 as of April 1, 2008.

Original Terms to Stated Maturity of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

360	1,266	$512,012,802.96	78.05%	7.599%	345	76.25%	710
480	312	143,978,687.79	21.95	7.875	466	72.09	719
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

The weighted average original term to stated maturity of the mortgage loans was approximately 386 months as of April 1, 2008.

Remaining Terms to Stated Maturity of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

301 - 360	1,266	$512,012,802.96	78.05%	7.599%	345	76.25%	710
361 and above	312	143,978,687.79	21.95	7.875	466	72.09	719
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

The weighted average remaining term to stated maturity of the mortgage loans was approximately 371 months as of the April 1, 2008.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Condominium	181	$57,490,442.39	8.76%	7.886%	368	79.19%	715
Planned Unit Development	243	102,745,378.04	15.66	7.682	365	76.69	707
Single Family	1,043	443,667,929.16	67.63	7.636	374	74.91	712
Two-to Four-Family	111	52,087,741.16	7.94	7.564	361	72.02	715
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

Stated Occupancy Status of the Mortgage Loans*

Stated Occupancy Status	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Investor	207	$74,927,231.80	11.42%	7.513%	362	70.72%	728
Primary	1,326	561,089,123.27	85.53	7.683	373	75.92	709
Second Home	45	19,975,135.68	3.05	7.564	363	76.30	718
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

* In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1 MO COFI IO	1	$3,315,000.00	0.51%	6.250%	306	65.64%	748
3/27 6 MO LIBOR 40/30 Balloon	1	121,948.57	0.02	9.125	338	95.00	687
6 MO COFI	8	4,855,151.57	0.74	6.281	305	64.78	735
6 MO LIBOR IO	2	550,440.35	0.08	8.026	327	79.95	749
Negam 10/1 MO LIBOR	2	695,664.69	0.11	8.313	350	78.77	676
Negam 10/1 MO MTA	1	135,371.00	0.02	7.125	350	77.65	786
Negam 10/6 MO LIBOR	6	3,104,558.37	0.47	6.815	351	65.76	750
Negam 5/1 MO LIBOR IO YRS 5-10	7	2,085,492.71	0.32	8.428	350	89.96	671
Negam 5/1 MO MTA	181	84,707,292.91	12.91	7.976	445	68.80	725
Negam 5/1 MO MTA 10 Yr NEGAM	238	108,048,059.38	16.47	7.240	346	71.70	715
Negam 5/1 MO MTA 40/30 Balloon	6	2,025,603.17	0.31	7.187	350	73.16	744
Negam 5/1 MO MTA IO YRS 5-10	75	38,161,677.10	5.82	7.592	356	76.87	722
Negam 5/6 MO LIBOR IO YRS 5-10	153	68,214,394.97	10.40	7.339	361	75.36	732
Negam 5/6 MO Libor IO Yr 8-10	11	5,426,637.95	0.83	7.355	367	76.42	755
Negam 7/1 MO LIBOR IO YRS 8-10	1	340,532.32	0.05	8.375	350	94.29	711
Negam 7/1 MO MTA IO YRS 8-10	3	1,375,297.64	0.21	7.408	350	70.19	633
Negam 7/6 MO LIBOR IO YRS 8-10	3	1,476,908.43	0.23	6.899	351	75.18	746
Negam FIXED IO YRS 5-10	4	1,531,123.59	0.23	6.753	348	67.46	755
Negam LIBOR	1	913,465.60	0.14	5.750	468	80.00	655
Negam MTA	874	328,906,870.43	50.14	7.847	367	78.28	700
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

Loan Purposes of the Mortgage Loans

Purpose	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Cash Out Refinance	878	$349,147,186.31	53.22%	7.639%	376	71.84%	708
Purchase	334	141,314,578.56	21.54	7.825	360	82.14	715
Rate/Term Refinance	366	165,529,725.88	25.23	7.563	370	76.90	717
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

Documentation Programs of the Mortgage Loans

Documentation	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Full Documentation	269	$93,197,041.42	14.21%	7.864%	350	81.57%	700
No Income/No Asset	83	35,421,943.42	5.40	7.810	414	70.81	712
No Income/Verified Asset*	205	88,650,570.93	13.51	7.273	370	75.29	727
No Documentation	21	5,910,372.40	0.90	7.901	344	63.54	723
Reduced Documentation	36	18,963,318.40	2.89	7.640	352	77.79	707
Stated Income/Stated Asset	89	34,471,358.60	5.25	7.741	390	70.31	714
Stated Income/Verified Asset	875	379,376,885.58	57.83	7.675	372	74.75	711
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

*Includes the “No Ratio” Documentation Type.

Debt-to-Income Ratios of the Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 20.00	82	$32,780,883.23	5.00%	7.889%	366	74.09%	701
20.01 - 25.00	114	37,669,760.52	5.74	7.957	353	79.58	700
25.01 - 30.00	130	43,758,324.59	6.67	7.761	357	76.52	710
30.01 - 35.00	241	93,753,024.21	14.29	7.650	368	75.44	720
35.01 - 40.00	594	262,595,909.41	40.03	7.697	376	75.93	710
40.01 - 45.00	252	112,732,714.63	17.19	7.474	371	74.96	712
45.01 - 50.00	50	22,898,146.60	3.49	7.308	376	71.87	710
50.01 - 55.00	5	5,154,155.01	0.79	6.702	327	71.70	729
None	110	44,648,572.55	6.81	7.703	390	70.89	723
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

The non-zero weighted average debt-to-income ratio of the mortgage loans was approximately 35.43% as of April 1, 2008.

Original Combined Loan-to-Value Ratios of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 49.99	68	$23,378,195.08	3.56%	7.583%	409	38.99%	739
50.00 - 54.99	32	13,321,942.53	2.03	7.144	370	52.68	729
55.00 - 59.99	49	17,814,748.43	2.72	7.484	397	57.43	721
60.00 - 64.99	77	31,507,946.47	4.80	7.385	365	62.38	712
65.00 - 69.99	119	60,467,191.12	9.22	7.323	371	67.72	718
70.00 - 74.99	147	64,844,778.96	9.89	7.422	367	72.11	706
75.00 - 79.99	268	130,686,187.95	19.92	7.593	377	76.95	714
80.00	539	224,135,877.79	34.17	7.648	375	80.00	714
80.01 - 84.99	26	9,525,543.81	1.45	8.249	342	83.34	701
85.00 - 89.99	93	28,119,856.95	4.29	8.290	343	85.76	693
90.00 - 94.99	69	24,334,327.12	3.71	8.399	345	90.61	691
95.00 - 99.99	90	27,424,229.01	4.18	8.618	344	95.00	685
100.00	1	430,665.53	0.07	7.625	350	100.00	704
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

The weighted average original combined loan-to-value ratio of the mortgage loans was approximately 75.33% as of April 1, 2008.

Geographic Distribution of the Mortgage Loans

Geographic Location	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Alabama	1	$345,288.94	0.05%	7.875%	345	85.00%	682
Arizona	46	14,289,664.77	2.18	7.795	358	78.27	704
Arkansas	3	930,283.95	0.14	8.109	344	81.31	652
California	1,034	482,145,328.26	73.50	7.530	380	73.10	717
Colorado	9	2,196,931.35	0.33	7.964	362	76.18	711
Connecticut	7	2,361,179.84	0.36	8.206	344	81.62	704
Delaware	2	585,382.05	0.09	7.932	349	84.25	697
District of Columbia	1	281,477.08	0.04	7.500	342	70.89	739
Florida	244	71,891,308.22	10.96	8.190	342	83.23	693
Georgia	4	1,210,850.38	0.18	8.270	345	84.37	688
Hawaii	11	3,397,958.78	0.52	7.563	358	66.54	725
Idaho	6	1,632,492.73	0.25	7.713	347	69.20	718
Illinois	3	910,721.38	0.14	7.565	344	80.17	709
Indiana	3	466,500.21	0.07	8.487	342	93.02	693
Maryland	21	8,179,571.59	1.25	7.755	343	80.95	684
Massachusetts	5	1,454,454.97	0.22	8.188	343	80.46	701
Michigan	7	1,418,527.80	0.22	8.266	345	87.35	696
Minnesota	9	2,882,565.15	0.44	7.940	344	84.50	680
Missouri	1	151,855.01	0.02	8.000	345	74.46	651
Nevada	20	7,698,761.65	1.17	7.950	355	83.47	714
New Jersey	12	4,479,148.72	0.68	8.153	341	84.77	683
New Mexico	1	978,392.36	0.15	6.875	336	80.00	696
New York	21	9,773,297.10	1.49	7.814	345	78.43	689
North Carolina	9	4,507,520.45	0.69	7.873	345	81.42	686
Ohio	5	1,412,211.19	0.22	8.186	343	88.27	709
Oregon	5	1,334,366.43	0.20	7.573	345	73.93	683
Pennsylvania	12	2,753,681.88	0.42	8.106	358	88.49	712
Rhode Island	2	429,893.17	0.07	8.315	341	82.59	685
South Carolina	10	2,692,796.74	0.41	7.711	342	82.29	687
Tennessee	1	163,322.00	0.02	8.875	342	85.00	779
Texas	4	1,040,793.81	0.16	8.524	344	85.57	708
Utah	7	2,239,017.16	0.34	7.962	345	81.00	744
Virginia	9	5,270,066.27	0.80	8.198	359	80.94	668
Washington	39	12,601,524.43	1.92	7.861	365	80.27	718
West Virginia	1	133,456.76	0.02	8.875	347	95.00	638
Wisconsin	3	1,750,898.17	0.27	7.587	338	73.88	712
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

As of April 1, 2008, the greatest five-digit ZIP Code geographic concentration of mortgage loans by Stated Principal Balance was approximately 0.58% in the 94062 ZIP Code.

Loan Rates of the Mortgage Loans

Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

5.500 - 5.999	2	$1,267,605.25	0.19%	5.785%	435	79.94%	682
6.000 - 6.499	25	17,344,390.33	2.64	6.266	330	66.15	738
6.500 - 6.999	129	63,533,544.58	9.69	6.769	354	70.34	735
7.000 - 7.499	329	145,285,107.57	22.15	7.226	357	73.23	716
7.500 - 7.999	597	252,827,081.00	38.54	7.711	380	74.75	711
8.000 - 8.499	304	112,840,014.20	17.20	8.192	388	77.69	708
8.500 - 8.999	119	40,219,685.67	6.13	8.617	382	82.97	686
9.000 - 9.499	62	19,357,491.58	2.95	9.119	342	90.42	682
9.500 - 9.999	11	3,316,570.57	0.51	9.602	342	93.53	650
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

The weighted average loan rate of the mortgage loans as of April 1, 2008 was approximately 7.660%.

Maximum Loan Rates of the Adjustable Rate Mortgage Loans

Maximum Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

8.500 - 8.999	33	$18,716,045.03	2.86%	7.531%	388	77.51%	730
9.500 - 9.999	627	280,685,553.87	42.89	7.462	370	73.37	710
10.500 - 10.999	242	78,397,855.17	11.98	7.693	342	75.79	694
11.000 - 11.499	190	62,437,243.08	9.54	8.173	343	85.67	702
11.500 - 11.999	80	30,600,606.00	4.68	7.635	358	80.49	715
12.000 - 12.499	71	33,465,532.83	5.11	7.487	363	77.61	725
12.500 - 12.999	230	107,552,908.16	16.43	7.696	393	72.46	722
13.000 - 13.499	72	30,624,711.24	4.68	8.212	416	73.13	725
13.500 - 13.999	28	11,857,963.21	1.81	8.512	455	73.87	708
15.000 - 15.499	1	121,948.57	0.02	9.125	338	95.00	687
Total	1,574	$654,460,367.16	100.00%	7.662%	371	75.35%	712

The weighted average maximum loan rate of the adjustable rate mortgage loans was approximately 11.035% as of April 1, 2008.

Minimum Loan Rates of the Adjustable Rate Mortgage Loans

Minimum Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1.500 - 1.999	1	$526,991.66	0.08%	6.125%	306	63.33%	733
2.000 - 2.499	328	149,120,123.10	22.79	7.262	344	72.75	717
2.500 - 2.999	244	108,787,545.06	16.62	7.133	362	74.17	726
3.000 - 3.499	531	234,386,439.69	35.81	7.704	395	72.96	716
3.500 - 3.999	273	99,797,030.20	15.25	8.047	378	78.75	694
4.000 - 4.499	106	33,451,680.09	5.11	8.522	358	84.04	683
4.500 - 4.999	76	23,552,605.71	3.60	9.012	342	91.22	690
5.000 - 5.499	15	4,837,951.65	0.74	9.526	341	91.61	650
Total	1,574	$654,460,367.16	100.00%	7.662%	371	75.35%	712

The weighted average minimum loan rate of the adjustable rate mortgage loans was approximately 3.124% as of April 1, 2008.

Gross Margins of the Adjustable Rate Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1.500 - 1.999	1	$526,991.66	0.08%	6.125%	306	63.33%	733
2.000 - 2.499	328	149,120,123.10	22.79	7.262	344	72.75	717
2.500 - 2.999	244	108,787,545.06	16.62	7.133	362	74.17	726
3.000 - 3.499	531	234,386,439.69	35.81	7.704	395	72.96	716
3.500 - 3.999	273	99,797,030.20	15.25	8.047	378	78.75	694
4.000 - 4.499	106	33,451,680.09	5.11	8.522	358	84.04	683
4.500 - 4.999	76	23,552,605.71	3.60	9.012	342	91.22	690
5.000 - 5.499	15	4,837,951.65	0.74	9.526	341	91.61	650
Total	1,574	$654,460,367.16	100.00%	7.662%	371	75.35%	712

The weighted average gross margin of the adjustable rate mortgage loans was approximately 3.124% as of April 1, 2008.

Credit Scores of the Mortgage Loans

Credit Score	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

500 - 524	1	$162,198.66	0.02%	8.875%	343	95.00%	515
550 - 574	1	308,376.37	0.05	7.875	340	56.86	553
575 - 599	2	808,521.01	0.12	8.945	343	88.43	581
600 - 624	16	6,224,629.67	0.95	7.880	382	74.20	619
625 - 649	103	38,463,819.65	5.86	8.046	365	78.12	641
650 - 674	257	96,358,342.02	14.69	7.811	362	76.71	664
675 - 699	340	139,379,448.20	21.25	7.767	370	76.52	687
700 - 724	309	131,991,497.64	20.12	7.639	372	76.88	711
725 - 749	221	101,192,950.69	15.43	7.509	367	74.37	737
750 - 774	171	74,413,971.86	11.34	7.479	380	72.71	762
775 - 799	117	50,140,851.19	7.64	7.452	389	72.00	785
800 and above	40	16,546,883.79	2.52	7.346	378	66.25	807
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

The weighted average credit score of the mortgage loans was approximately 712 as of April 1, 2008.

Original Prepayment Penalty Periods of the Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	293	$119,197,996.17	18.17%	7.641%	351	77.25%	708
12	278	132,741,777.22	20.24	7.360	370	73.28	720
24	128	49,595,427.57	7.56	7.834	360	79.15	701
36	876	349,921,365.99	53.34	7.774	381	75.07	711
48	1	526,991.66	0.08	6.125	306	63.33	733
60	2	4,007,932.14	0.61	6.250	306	63.72	746
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

Negative Amortization Limits of the Mortgage Loans

Negative Amortization Limit (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Not Applicable - Non Negam	12	$8,842,540.49	1.35%	6.417%	307	66.46%	740
110	661	241,095,462.11	36.75	7.893	354	79.03	700
115	715	318,054,749.90	48.48	7.437	370	74.32	717
120	190	87,998,738.25	13.41	7.952	428	69.77	723
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

Months to Next Rate Adjustment Date of the Adjustable Rate Mortgage Loans

Months to Next Rate Adjustment Date	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1	879	$334,313,104.80	51.08%	7.823%	366	78.15%	701
4	4	2,610,044.17	0.40	6.250	304	58.23	737
6	3	1,617,778.98	0.25	6.294	306	71.37	733
14	1	121,948.57	0.02	9.125	338	95.00	687
42	5	1,127,959.66	0.17	8.038	342	76.94	714
43	6	1,724,051.58	0.26	7.580	343	78.15	737
44	49	19,771,159.08	3.02	7.270	344	68.93	705
45	73	35,044,425.15	5.35	7.256	348	74.16	721
46	39	18,035,502.65	2.76	7.299	355	72.76	713
47	84	38,315,298.85	5.85	7.528	368	74.14	723
48	83	41,242,920.76	6.30	7.692	402	74.42	730
49	73	34,766,841.97	5.31	7.921	420	70.75	716
50	141	61,918,959.40	9.46	7.649	381	72.36	717
51	118	56,722,039.09	8.67	7.296	379	71.46	739
74	5	2,014,266.91	0.31	7.437	350	73.74	656
75	2	1,178,471.48	0.18	7.000	351	77.33	759
110	3	831,035.69	0.13	8.119	350	78.59	694
111	6	3,104,558.37	0.47	6.815	351	65.76	750
Total	1,574	$654,460,367.16	100.00%	7.662%	371	75.35%	712

The weighted average months to next rate adjustment of the adjustable rate mortgage loans was approximately 24 months as of April 1, 2008.

Months to Next Payment Adjustment Date of the Adjustable Rate Mortgage Loans

Months to Next Payment Adjustment Date	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1	30	$15,211,510.75	2.32%	7.433%	345	76.06%	713
2	26	11,400,510.73	1.74	8.169	354	82.31	696
3	32	14,627,912.31	2.24	8.113	347	82.02	677
4	26	10,175,545.21	1.55	7.681	333	76.65	694
5	123	41,478,388.23	6.34	8.061	358	80.34	696
6	164	62,828,465.77	9.60	7.813	372	77.22	702
7	123	45,172,641.51	6.90	7.823	365	78.28	704
8	110	42,693,343.16	6.52	7.819	370	76.09	706
9	92	32,337,622.26	4.94	7.723	375	76.49	704
10	70	23,849,583.09	3.64	7.817	366	78.12	698
11	51	23,933,013.61	3.66	7.593	366	76.42	712
12	43	16,998,538.55	2.60	7.441	394	78.23	697
14	1	121,948.57	0.02	9.125	338	95.00	687
42	5	1,127,959.66	0.17	8.038	342	76.94	714
43	6	1,724,051.58	0.26	7.580	343	78.15	737
44	49	19,771,159.08	3.02	7.270	344	68.93	705
45	73	35,044,425.15	5.35	7.256	348	74.16	721
46	39	18,035,502.65	2.76	7.299	355	72.76	713
47	84	38,315,298.85	5.85	7.528	368	74.14	723
48	83	41,242,920.76	6.30	7.692	402	74.42	730
49	72	34,086,514.29	5.21	7.910	419	70.93	716
50	140	61,500,000.48	9.40	7.647	381	72.41	717
51	116	55,655,178.46	8.50	7.275	379	71.50	739
74	5	2,014,266.91	0.31	7.437	350	73.74	656
75	2	1,178,471.48	0.18	7.000	351	77.33	759
110	3	831,035.69	0.13	8.119	350	78.59	694
111	6	3,104,558.37	0.47	6.815	351	65.76	750
Total	1,574	$654,460,367.16	100.00%	7.662%	371	75.35%	712

The weighted average months to next payment adjustment of the adjustable rate mortgage loans was approximately 27 months as of April 1, 2008.

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

30 - 59 Days	40	$18,373,781.44	2.80%	7.698%	364	79.42%	698
60 - 89 Days	12	4,366,633.08	0.67	8.085	344	82.66	695
90+ Days	8	3,020,216.43	0.46	8.357	355	80.15	689
Current	1,438	596,056,280.42	90.86	7.640	373	74.86	713
Foreclosure	76	32,425,537.54	4.94	7.880	356	79.78	692
REO	4	1,749,041.84	0.27	7.726	343	85.27	697
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

30-59 Day Delinquencies of the Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	1,419	$589,265,312.62	89.83%	7.639%	373	74.84%	714
1	127	54,312,062.46	8.28	7.775	361	79.78	698
2	19	6,899,670.44	1.05	8.008	350	77.05	681
3	7	2,822,784.97	0.43	8.660	343	83.88	651
4	3	1,341,631.23	0.20	7.786	341	80.12	683
5	3	1,350,029.03	0.21	8.014	343	81.30	704
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

60-89 Day Delinquencies of the Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	1,477	$614,657,118.72	93.70%	7.642%	372	75.01%	713
1	96	39,277,238.60	5.99	7.917	357	80.12	695
2	3	1,474,820.72	0.22	8.120	344	79.30	666
3	1	251,820.42	0.04	7.875	342	80.00	673
5	1	330,492.29	0.05	7.375	346	80.00	672
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

90+ Day Delinquencies of the Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	1,551	$644,100,787.74	98.19%	7.657%	371	75.27%	712
1	17	7,284,595.61	1.11	7.723	357	77.23	702
2	4	2,204,229.41	0.34	7.708	382	82.52	696
3	3	1,267,447.06	0.19	8.012	375	80.53	671
5	3	1,134,430.93	0.17	8.372	341	81.57	681
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

Foreclosure Status of the Mortgage Loans

Number of Mortgage Loans in Foreclosure in the 12 Months preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,493	$620,264,919.22	94.55%	7.647%	372	75.07%	713
1	20	8,247,059.28	1.26	8.054	348	80.30	686
2	26	11,279,051.20	1.72	7.877	355	78.80	691
3	22	8,903,346.59	1.36	7.817	375	78.56	695
4	9	3,930,683.68	0.60	7.621	359	82.87	699
5	3	1,375,070.50	0.21	8.312	345	87.58	728
6	4	1,630,924.69	0.25	7.720	338	77.92	668
8	1	360,435.59	0.05	7.125	335	80.00	720
Total	1,578	$655,991,490.75	100.00%	7.660%	371	75.33%	712

Group 1 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 1 mortgage loans as of April 1, 2008.

The group 1 mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Group 1 Mortgage Loans

Stated Principal Balance ($)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

50,000.01 - 100,000.00	5	$461,533.09	0.20%	7.530%	346	70.17%	701
100,000.01 - 150,000.00	38	4,768,884.02	2.09	7.992	347	73.61	710
150,000.01 - 200,000.00	86	14,916,415.04	6.55	7.825	353	70.36	704
200,000.01 - 250,000.00	114	25,589,312.08	11.24	7.805	363	72.46	706
250,000.01 - 300,000.00	136	37,103,760.39	16.30	7.709	369	73.48	714
300,000.01 - 350,000.00	145	47,139,857.40	20.71	7.705	372	75.21	704
350,000.01 - 400,000.00	126	47,095,351.80	20.69	7.628	381	75.01	715
400,000.01 - 450,000.00	80	33,460,410.69	14.70	7.663	377	72.85	709
450,000.01 - 500,000.00	11	5,186,644.64	2.28	7.510	356	74.43	706
500,000.01 - 550,000.00	14	7,199,305.11	3.16	7.668	364	72.46	712
550,000.01 - 600,000.00	2	1,150,915.17	0.51	7.685	349	74.80	709
600,000.01 - 650,000.00	2	1,250,510.59	0.55	8.192	466	64.31	722
700,000.01 - 750,000.00	1	711,640.09	0.31	7.875	350	79.20	717
750,000.01 - 800,000.00	1	783,073.72	0.34	8.125	351	75.00	723
800,000.01 - 850,000.00	1	815,195.75	0.36	7.250	345	55.00	702
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

The average Stated Principal Balance of the Group 1 mortgage loans was approximately $298,731 as of April 1, 2008.

Original Terms to Stated Maturity of the Group 1 Mortgage Loans

Original Term (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

360	616	$179,371,804.00	78.80%	7.655%	345	74.02%	707
480	146	48,261,005.58	21.20	7.895	466	72.25	719
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

The weighted average original term to stated maturity of the Group 1 mortgage loans was approximately 385 months as of April 1, 2008.

Remaining Terms to Stated Maturity of the Group 1 Mortgage Loans

Remaining Term (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

301 - 360	616	$179,371,804.00	78.80%	7.655%	345	74.02%	707
361 and above	146	48,261,005.58	21.20	7.895	466	72.25	719
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

The weighted average remaining term to stated maturity of the Group 1 mortgage loans was approximately 371 months as of April 1, 2008.

Property Types of the Group 1 Mortgage Loans

Property Type	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Condominium	92	$23,718,875.09	10.42%	7.768%	371	75.56%	713
Planned Unit Development	105	29,885,790.06	13.13	7.767	361	77.57	710
Single Family	500	146,421,439.00	64.32	7.695	375	73.12	708
Two-to Four-Family	65	27,606,705.43	12.13	7.644	362	70.54	713
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

Stated Occupancy Status of the Group 1 Mortgage Loans*

Stated Occupancy Status	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Investor	146	$43,564,011.67	19.14%	7.621%	371	70.37%	726
Primary	594	178,410,752.79	78.38	7.726	371	74.27	705
Second Home	22	5,658,045.12	2.49	7.699	352	79.00	721
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

* In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Group 1 Mortgage Loans

Product Type	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Negam 10/1 MO LIBOR	2	$695,664.69	0.31%	8.313%	350	78.77%	676
Negam 10/1 MO MTA	1	135,371.00	0.06	7.125	350	77.65	786
Negam 10/6 MO LIBOR	2	629,658.01	0.28	6.710	351	42.01	776
Negam 5/1 MO LIBOR IO YRS 5-10	5	1,103,180.49	0.48	8.519	350	89.92	662
Negam 5/1 MO MTA	69	22,587,530.46	9.92	8.028	453	68.43	735
Negam 5/1 MO MTA 10 Yr NEGAM	137	44,737,324.73	19.65	7.431	346	70.55	714
Negam 5/1 MO MTA 40/30 Balloon	2	438,488.51	0.19	6.875	350	62.38	746
Negam 5/1 MO MTA IO YRS 5-10	32	9,908,575.30	4.35	7.905	353	77.54	703
Negam 5/6 MO LIBOR IO YRS 5-10	57	17,817,674.72	7.83	7.262	366	70.76	733
Negam 7/1 MO LIBOR IO YRS 8-10	1	340,532.32	0.15	8.375	350	94.29	711
Negam 7/1 MO MTA IO YRS 8-10	1	188,902.87	0.08	8.500	350	86.21	641
Negam 7/6 MO LIBOR IO YRS 8-10	1	298,436.95	0.13	6.500	350	66.67	697
Negam FIXED IO YRS 5-10	3	886,880.91	0.39	6.936	347	60.21	778
Negam MTA	449	127,864,588.62	56.17	7.794	368	75.80	700
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

Loan Purposes of the Group 1 Mortgage Loans

Purpose	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Cash Out Refinance	550	$163,738,962.63	71.93%	7.703%	370	72.10%	707
Purchase	38	10,919,227.86	4.80	7.831	376	81.46	729
Rate/Term Refinance	174	52,974,619.09	23.27	7.686	373	76.79	713
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

Documentation Programs of the Group 1 Mortgage Loans

Documentation	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Full Documentation	118	$30,683,116.93	13.48%	7.848%	360	78.85%	699
No Income/No Asset	36	11,057,344.28	4.86	7.800	425	66.45	705
No Income/Verified Asset*	93	27,288,434.78	11.99	7.314	377	73.18	729
No Documentation	17	4,021,878.16	1.77	7.821	344	61.66	719
Stated Income/Stated Asset	52	16,475,742.79	7.24	7.686	382	71.36	717
Stated Income/Verified Asset	446	138,106,292.64	60.67	7.743	367	73.77	707
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

*Includes the “No Ratio” Documentation Type.

Debt-to-Income Ratios of the Group 1 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 20.00	41	$11,693,418.56	5.14%	7.981%	376	74.59%	692
20.01 - 25.00	62	15,826,659.41	6.95	7.960	349	77.58	699
25.01 - 30.00	74	19,189,934.21	8.43	7.765	361	74.57	709
30.01 - 35.00	132	39,130,733.72	17.19	7.783	377	73.94	715
35.01 - 40.00	270	84,828,719.56	37.27	7.653	373	74.43	710
40.01 - 45.00	112	35,378,760.94	15.54	7.583	366	72.33	709
45.01 - 50.00	20	7,066,595.71	3.10	7.470	377	72.60	713
50.01 - 55.00	1	336,966.90	0.15	7.750	461	94.77	692
None	50	14,181,020.57	6.23	7.635	383	64.95	720
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

The non-zero weighted average debt-to-income ratio of the Group 1 mortgage loans was approximately 34.74% as of April 1, 2008.

Original Combined Loan-to-Value Ratios of the Group 1 Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 49.99	44	$10,984,689.23	4.83%	7.320%	371	37.62%	741
50.00 - 54.99	19	5,386,737.73	2.37	7.275	359	52.68	735
55.00 - 59.99	36	11,372,763.92	5.00	7.460	394	57.46	736
60.00 - 64.99	48	13,656,739.18	6.00	7.490	367	62.24	704
65.00 - 69.99	67	20,680,385.55	9.08	7.519	374	67.90	720
70.00 - 74.99	84	25,047,825.54	11.00	7.648	375	72.11	705
75.00 - 79.99	113	36,678,742.30	16.11	7.729	375	77.08	701
80.00	245	76,240,757.60	33.49	7.712	374	80.00	709
80.01 - 84.99	12	3,132,717.12	1.38	8.257	343	83.03	715
85.00 - 89.99	54	13,618,459.89	5.98	8.329	344	85.78	688
90.00 - 94.99	28	7,767,953.44	3.41	8.311	350	90.97	693
95.00 - 99.99	12	3,065,038.08	1.35	8.138	346	95.00	691
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

The weighted average original combined loan-to-value ratio of the Group 1 mortgage loans was approximately 73.64% as of April 1, 2008.

Geographic Distribution of the Group 1 Mortgage Loans

Geographic Location	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Arkansas	1	$236,242.85	0.10%	7.875%	343	80.00%	624
Arizona	35	7,868,182.63	3.46	7.940	364	79.10	701
California	468	154,855,155.52	68.03	7.600	381	70.92	715
Colorado	7	1,637,545.57	0.72	7.761	369	71.93	720
Connecticut	5	1,432,755.81	0.63	7.914	345	83.61	667
District of Columbia	1	281,477.08	0.12	7.500	342	70.89	739
Delaware	2	585,382.05	0.26	7.932	349	84.25	697
Florida	122	29,071,665.52	12.77	8.005	344	79.75	695
Georgia	3	751,051.87	0.33	8.206	346	83.98	675
Hawaii	8	2,084,125.11	0.92	7.451	345	70.51	723
Idaho	4	918,582.78	0.40	7.685	346	74.67	734
Illinois	2	439,701.06	0.19	7.500	341	73.58	694
Massachusetts	2	518,192.99	0.23	7.875	344	78.74	674
Maryland	10	2,857,046.42	1.26	7.896	345	79.54	683
Michigan	1	107,321.76	0.05	7.750	340	85.00	726
Minnesota	6	1,295,278.78	0.57	8.032	346	85.62	679
Missouri	1	151,855.01	0.07	8.000	345	74.46	651
North Carolina	4	1,119,024.73	0.49	7.827	344	71.21	700
New Jersey	5	1,452,209.79	0.64	8.186	343	82.90	660
Nevada	12	3,227,540.49	1.42	7.902	356	85.33	691
New York	9	3,234,402.18	1.42	7.920	346	77.94	693
Ohio	3	673,847.28	0.30	8.153	345	87.93	714
Oregon	5	1,334,366.43	0.59	7.573	345	73.93	683
Pennsylvania	7	1,081,864.18	0.48	7.897	344	83.83	728
Rhode Island	2	429,893.17	0.19	8.315	341	82.59	685
South Carolina	5	1,190,752.46	0.52	7.660	343	77.18	691
Tennessee	1	163,322.00	0.07	8.875	342	85.00	779
Texas	1	300,072.30	0.13	7.625	343	84.33	768
Utah	4	1,015,515.76	0.45	7.823	346	79.17	759
Virginia	2	686,718.86	0.30	8.476	347	81.69	665
Washington	22	6,134,598.05	2.69	7.857	379	78.92	722
Wisconsin	2	497,119.09	0.22	7.807	345	83.69	726
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

As of April 1, 2008, the greatest five-digit ZIP Code geographic concentration of Group 1 mortgage loans by Stated Principal Balance was approximately 0.97% in the 90805 ZIP Code.

Loan Rates of the Group 1 Mortgage Loans

Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

5.500 - 5.999	1	$354,139.65	0.16%	5.875%	350	79.78%	751
6.000 - 6.499	5	1,266,627.99	0.56	6.293	365	57.90	738
6.500 - 6.999	58	17,715,691.19	7.78	6.776	357	65.32	735
7.000 - 7.499	158	49,042,062.58	21.54	7.221	356	69.70	717
7.500 - 7.999	294	91,368,819.18	40.14	7.711	374	74.11	707
8.000 - 8.499	171	48,575,263.83	21.34	8.176	383	76.77	706
8.500 - 8.999	60	15,613,459.48	6.86	8.602	381	80.83	687
9.000 - 9.499	14	3,537,970.01	1.55	9.135	345	87.65	667
9.500 - 9.999	1	158,775.67	0.07	9.500	350	87.43	679
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

The weighted average loan rate of the Group 1 mortgage loans as of April 1, 2008 was approximately 7.706%.

Maximum Loan Rates of the Group 1 Adjustable Rate Mortgage Loans

Maximum Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

8.500 - 8.999	1	$193,261.64	0.09%	7.375%	344	80.00%	736
9.500 - 9.999	341	109,842,952.09	48.44	7.552	373	71.85	708
10.500 - 10.999	174	45,025,638.06	19.86	7.775	343	75.98	696
11.000 - 11.499	76	19,400,656.08	8.56	8.206	345	82.02	706
11.500 - 11.999	21	6,634,888.70	2.93	7.100	374	68.97	736
12.000 - 12.499	17	5,471,401.33	2.41	7.183	366	71.83	742
12.500 - 12.999	89	27,591,761.99	12.17	7.858	394	73.83	719
13.000 - 13.499	27	8,236,114.10	3.63	8.188	425	70.72	722
13.500 - 13.999	13	4,349,254.68	1.92	8.500	469	73.47	721
Total	759	$226,745,928.67	100.00%	7.709%	371	73.69%	709

The weighted average maximum loan rate of the Group 1 adjustable rate mortgage loans was approximately 10.856% as of April 1, 2008.
Minimum Loan Rates of the Group 1 Adjustable Rate Mortgage Loans

Minimum Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

2.000 - 2.499	162	$51,878,743.06	22.88%	7.413%	346	71.16%	713
2.500 - 2.999	115	35,041,400.91	15.45	7.166	363	69.81	722
3.000 - 3.499	242	74,865,928.20	33.02	7.712	393	72.27	717
3.500 - 3.999	164	46,285,749.51	20.41	8.065	378	78.11	692
4.000 - 4.499	58	14,253,507.87	6.29	8.551	355	81.52	683
4.500 - 4.999	17	4,042,556.94	1.78	8.928	342	86.85	695
5.000 - 5.499	1	378,042.18	0.17	9.375	345	87.90	661
Total	759	$226,745,928.67	100.00%	7.709%	371	73.69%	709

The weighted average minimum loan rate of the Group 1 adjustable rate mortgage loans was approximately 3.128% as of April 1, 2008.

Gross Margins of the Group 1 Adjustable Rate Mortgage Loans

Gross Margin (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

2.000 - 2.499	162	$51,878,743.06	22.88%	7.413%	346	71.16%	713
2.500 - 2.999	115	35,041,400.91	15.45	7.166	363	69.81	722
3.000 - 3.499	242	74,865,928.20	33.02	7.712	393	72.27	717
3.500 - 3.999	164	46,285,749.51	20.41	8.065	378	78.11	692
4.000 - 4.499	58	14,253,507.87	6.29	8.551	355	81.52	683
4.500 - 4.999	17	4,042,556.94	1.78	8.928	342	86.85	695
5.000 - 5.499	1	378,042.18	0.17	9.375	345	87.90	661
Total	759	$226,745,928.67	100.00%	7.709%	371	73.69%	709

The weighted average gross margin of the Group 1 adjustable rate mortgage loans was approximately 3.128% as of April 1, 2008.

Credit Scores of the Group 1 Mortgage Loans

Credit Score	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

600 - 624	6	$1,516,225.13	0.67%	8.132%	394	76.93%	622
625 - 649	52	15,513,313.03	6.82	7.948	362	76.99	640
650 - 674	138	40,052,793.79	17.60	7.849	363	75.53	665
675 - 699	161	47,935,182.19	21.06	7.752	371	75.01	687
700 - 724	152	47,178,578.15	20.73	7.684	367	75.29	712
725 - 749	93	27,977,468.05	12.29	7.695	376	72.54	737
750 - 774	82	23,507,889.59	10.33	7.506	379	69.98	763
775 - 799	56	17,572,733.57	7.72	7.426	384	70.06	786
800 and above	22	6,378,626.08	2.80	7.470	386	58.59	806
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

The weighted average credit score of the Group 1 mortgage loans was approximately 709 as of April 1, 2008.

Original Prepayment Penalty Periods of the Group 1 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	133	$39,018,898.52	17.14%	7.675%	349	74.47%	702
12	132	44,442,895.67	19.52	7.482	371	71.80	713
24	61	16,641,715.37	7.31	7.738	359	78.64	703
36	436	127,529,300.02	56.02	7.788	379	73.38	711
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

Negative Amortization Limits of the Group 1 Mortgage Loans

Negative Amortization Limit (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

110	334	$93,363,652.85	41.02%	7.853%	354	76.50%	699
115	344	109,072,299.23	47.92	7.501	372	72.00	715
120	84	25,196,857.50	11.07	8.047	430	70.16	728
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

Months to Next Payment Adjustment Date of the Group 1 Adjustable Rate Mortgage Loans

Months to Next Payment Adjustment Date	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1	10	$2,616,590.43	1.15%	7.490%	385	78.32%	701
2	1	418,958.92	0.18	7.875	350	65.85	760
3	4	1,153,389.02	0.51	7.928	376	70.46	666
4	4	794,494.29	0.35	8.029	371	74.26	667
5	68	18,356,099.56	8.10	7.917	359	76.96	703
6	86	24,804,980.17	10.94	7.831	369	74.83	695
7	79	23,529,766.56	10.38	7.872	362	76.33	701
8	60	17,387,497.36	7.67	7.847	359	74.10	702
9	55	15,435,636.54	6.81	7.705	374	75.85	695
10	41	12,033,763.44	5.31	7.694	366	76.85	705
11	16	4,938,337.56	2.18	7.572	388	75.68	714
12	26	6,814,033.69	3.01	7.535	398	77.00	711
42	5	1,127,959.66	0.50	8.038	342	76.94	714
43	3	759,737.77	0.34	7.660	343	75.80	717
44	35	11,071,392.61	4.88	7.401	344	69.36	703
45	37	12,480,208.81	5.50	7.343	345	72.54	717
46	22	6,881,995.68	3.04	7.476	352	67.32	727
47	32	11,184,067.51	4.93	7.574	363	68.48	721
48	29	9,727,201.59	4.29	7.838	436	74.39	733
49	35	11,460,090.72	5.05	8.006	435	67.33	715
50	66	18,828,974.66	8.30	7.756	367	76.25	712
51	37	12,652,186.28	5.58	7.267	375	67.34	745
74	3	827,872.14	0.37	7.728	350	82.49	690
110	3	831,035.69	0.37	8.119	350	78.59	694
111	2	629,658.01	0.28	6.710	351	42.01	776
Total	759	$226,745,928.67	100.00%	7.709%	371	73.69%	709

The weighted average months to next payment adjustment of the Group 1 adjustable rate mortgage loans was approximately 25 months as of April 1, 2008.

Months to Next Rate Adjustment Date of the Group 1 Adjustable Rate Mortgage Loans

Months to Next Rate Adjustment Date	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1	449	$127,864,588.62	56.39%	7.794%	368	75.80%	700
42	5	1,127,959.66	0.50	8.038	342	76.94	714
43	3	759,737.77	0.34	7.660	343	75.80	717
44	35	11,071,392.61	4.88	7.401	344	69.36	703
45	37	12,480,208.81	5.50	7.343	345	72.54	717
46	22	6,881,995.68	3.04	7.476	352	67.32	727
47	32	11,184,067.51	4.93	7.574	363	68.48	721
48	29	9,727,201.59	4.29	7.838	436	74.39	733
49	35	11,460,090.72	5.05	8.006	435	67.33	715
50	67	19,247,933.58	8.49	7.759	366	76.03	713
51	37	12,652,186.28	5.58	7.267	375	67.34	745
74	3	827,872.14	0.37	7.728	350	82.49	690
110	3	831,035.69	0.37	8.119	350	78.59	694
111	2	629,658.01	0.28	6.710	351	42.01	776
Total	759	$226,745,928.67	100.00%	7.709%	371	73.69%	709

The weighted average months to next rate adjustment of the Group 1 adjustable rate mortgage loans was approximately 22 months as of April 1, 2008.

Delinquency Status of the Group 1 Mortgage Loans

Delinquency Status	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

30 - 59 Days	17	$5,462,965.73	2.40%	7.841%	363	79.54%	684
60 - 89 Days	5	1,462,018.64	0.64	7.821	344	82.00	681
90+ Days	2	759,859.48	0.33	7.625	403	80.00	711
Current	705	209,317,253.32	91.95	7.698	372	73.09	711
Foreclosure	31	9,871,932.72	4.34	7.797	356	78.85	686
REO	2	758,779.69	0.33	7.589	344	92.14	718
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

30-59 Day Delinquencies of the Group 1 Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	694	$206,822,774.54	90.86%	7.694%	372	73.12%	712
1	57	17,679,851.63	7.77	7.751	359	78.42	690
2	7	1,846,972.48	0.81	7.993	367	78.66	665
3	2	592,499.11	0.26	9.285	344	86.85	653
5	2	690,711.82	0.30	8.003	343	82.53	664
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

60-89 Day Delinquencies of the Group 1 Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	721	$214,253,628.83	94.12%	7.703%	371	73.31%	711
1	38	12,403,421.39	5.45	7.753	364	78.94	692
2	1	393,446.65	0.17	7.750	344	80.00	673
3	1	251,820.42	0.11	7.875	342	80.00	673
5	1	330,492.29	0.15	7.375	346	80.00	672
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

90+ Day Delinquencies of the Group 1 Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	754	$225,005,854.87	98.85%	7.708%	371	73.59%	710
1	5	1,615,274.81	0.71	7.387	343	77.49	673
2	1	251,820.42	0.11	7.875	342	80.00	673
3	1	352,968.25	0.16	7.625	468	80.00	694
5	1	406,891.23	0.18	7.625	347	80.00	725
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

Foreclosure Status of the Group 1 Mortgage Loans

Number of Mortgage Loans in Foreclosure in the 12 Months preceding April 1, 2008	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	726	$216,129,701.86	94.95%	7.701%	371	73.36%	711
1	9	2,820,502.25	1.24	7.901	359	77.99	680
2	11	3,366,654.86	1.48	7.837	357	77.29	689
3	12	3,943,485.26	1.73	7.747	375	77.68	688
4	3	1,047,378.05	0.46	7.528	342	85.64	682
5	1	325,087.30	0.14	7.375	345	95.00	762
Total	762	$227,632,809.58	100.00%	7.706%	371	73.64%	709

Group 2 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 2 mortgage loans as of April 1, 2008.

The group 2 mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Group 2 Mortgage Loans

Stated Principal Balance ($)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

50,000.01 - 100,000.00	1	$85,931.58	0.02%	8.250%	335	70.76%	664
100,000.01 - 150,000.00	11	1,429,612.46	0.33	8.377	342	82.19	676
150,000.01 - 200,000.00	30	5,239,119.36	1.22	8.393	347	85.01	705
200,000.01 - 250,000.00	40	9,152,441.57	2.14	8.250	352	82.04	700
250,000.01 - 300,000.00	37	10,096,344.93	2.36	8.133	368	79.82	698
300,000.01 - 350,000.00	63	20,604,931.72	4.81	8.149	357	83.59	697
350,000.01 - 400,000.00	46	17,026,826.73	3.97	7.728	380	79.46	716
400,000.01 - 450,000.00	73	31,461,559.58	7.34	7.722	365	79.26	716
450,000.01 - 500,000.00	118	56,007,622.36	13.07	7.713	369	76.76	712
500,000.01 - 550,000.00	115	59,961,573.17	14.00	7.624	370	77.18	704
550,000.01 - 600,000.00	69	39,722,920.59	9.27	7.649	380	76.63	711
600,000.01 - 650,000.00	44	27,544,924.97	6.43	7.469	370	75.63	713
650,000.01 - 700,000.00	46	31,078,604.53	7.26	7.485	372	76.21	717
700,000.01 - 750,000.00	24	17,172,143.70	4.01	7.539	372	74.44	713
750,000.01 - 800,000.00	20	15,486,394.76	3.62	7.580	375	74.51	726
800,000.01 - 850,000.00	15	12,374,928.11	2.89	7.445	386	73.69	711
850,000.01 - 900,000.00	6	5,269,864.84	1.23	7.604	385	71.21	724
900,000.01 - 950,000.00	7	6,478,362.16	1.51	7.420	382	74.40	706
950,000.01 - 1,000,000.00	8	7,830,783.88	1.83	7.401	392	72.43	704
1,000,000.01 and above	43	54,333,790.17	12.68	7.317	372	69.36	730
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

The average Stated Principal Balance of the Group 2 mortgage loans was approximately $524,949 as of April 1, 2008.

Original Terms to Stated Maturity of the Group 2 Mortgage Loans

Original Term (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

360	650	$332,640,998.96	77.65%	7.569%	344	77.45%	711
480	166	95,717,682.21	22.35	7.865	466	72.00	720
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

The weighted average original term to stated maturity of the Group 2 mortgage loans was approximately 387 months as of April 1, 2008.

Remaining Terms to Stated Maturity of the Group 2 Mortgage Loans

Remaining Term (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

301 - 360	650	$332,640,998.96	77.65%	7.569%	344	77.45%	711
361 and above	166	95,717,682.21	22.35	7.865	466	72.00	720
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

The weighted average remaining term to stated maturity of the Group 2 mortgage loans was approximately 371 months as of April 1, 2008.

Property Types of the Group 2 Mortgage Loans

Property Type	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Condominium	89	$33,771,567.30	7.88%	7.969%	366	81.74%	717
Planned Unit Development	138	72,859,587.98	17.01	7.647	367	76.33	706
Single Family	543	297,246,490.16	69.39	7.608	374	75.79	714
Two-to Four-Family	46	24,481,035.73	5.72	7.475	359	73.70	716
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

Stated Occupancy Status of the Group 2 Mortgage Loans*

Stated Occupancy Status	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Investor	61	$31,363,220.13	7.32%	7.363%	349	71.21%	732
Primary	732	382,678,370.48	89.34	7.662	373	76.68	711
Second Home	23	14,317,090.56	3.34	7.511	367	75.23	716
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

* In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Group 2 Mortgage Loans

Product Type	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1 MO COFI IO	1	$3,315,000.00	0.77%	6.250%	306	65.64%	748
3/27 6 MO LIBOR 40/30 Balloon	1	121,948.57	0.03	9.125	338	95.00	687
6 MO COFI	8	4,855,151.57	1.13	6.281	305	64.78	735
6 MO LIBOR IO	2	550,440.35	0.13	8.026	327	79.95	749
Negam 10/6 MO LIBOR	4	2,474,900.36	0.58	6.842	351	71.80	744
Negam 5/1 MO LIBOR IO YRS 5-10	2	982,312.22	0.23	8.326	350	90.00	682
Negam 5/1 MO MTA	112	62,119,762.45	14.50	7.957	443	68.94	721
Negam 5/1 MO MTA 10 Yr NEGAM	101	63,310,734.65	14.78	7.106	346	72.52	716
Negam 5/1 MO MTA 40/30 Balloon	4	1,587,114.66	0.37	7.273	350	76.14	744
Negam 5/1 MO MTA IO YRS 5-10	43	28,253,101.80	6.60	7.483	357	76.64	728
Negam 5/6 MO LIBOR IO YRS 5-10	96	50,396,720.25	11.77	7.366	359	76.98	731
Negam 5/6 MO LIBOR IO YRS 8-10	11	5,426,637.95	1.27	7.355	367	76.42	755
Negam 7/1 MO MTA IO YRS 8-10	2	1,186,394.77	0.28	7.234	350	67.64	631
Negam 7/6 MO LIBOR IO YRS 8-10	2	1,178,471.48	0.28	7.000	351	77.33	759
Negam FIXED IO YRS 5-10	1	644,242.68	0.15	6.500	349	77.44	722
Negam LIBOR	1	913,465.60	0.21	5.750	468	80.00	655
Negam MTA	425	201,042,281.81	46.93	7.880	366	79.85	700
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

Loan Purposes of the Group 2 Mortgage Loans

Purpose	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Cash Out Refinance	328	$185,408,223.68	43.28%	7.582%	382	71.60%	709
Purchase	296	130,395,350.70	30.44	7.824	358	82.19	714
Rate/Term Refinance	192	112,555,106.79	26.28	7.505	369	76.95	718
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

Documentation Programs of the Group 2 Mortgage Loans

Documentation	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Full Documentation	151	$62,513,924.49	14.59%	7.873%	345	82.90%	701
No Income/No Asset	47	24,364,599.14	5.69	7.814	409	72.79	715
No Income/Verified Asset*	112	61,362,136.15	14.32	7.255	368	76.23	726
No Documentation	4	1,888,494.24	0.44	8.070	344	67.55	730
Reduced Documentation	36	18,963,318.40	4.43	7.640	352	77.79	707
Stated Income/Stated Asset	37	17,995,615.81	4.20	7.791	398	69.35	712
Stated Income/Verified Asset	429	241,270,592.94	56.32	7.637	375	75.31	713
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

*Includes the “No Ratio” Documentation Type.

Debt-to-Income Ratios of the Group 2 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 20.00	41	$21,087,464.67	4.92%	7.838%	360	73.81%	707
20.01 - 25.00	52	21,843,101.11	5.10	7.954	356	81.02	700
25.01 - 30.00	56	24,568,390.38	5.74	7.758	353	78.04	710
30.01 - 35.00	109	54,622,290.49	12.75	7.555	361	76.51	724
35.01 - 40.00	324	177,767,189.85	41.50	7.718	377	76.65	710
40.01 - 45.00	140	77,353,953.69	18.06	7.424	373	76.16	713
45.01 - 50.00	30	15,831,550.89	3.70	7.236	376	71.55	709
50.01 - 55.00	4	4,817,188.11	1.12	6.629	318	70.09	731
None	60	30,467,551.98	7.11	7.734	393	73.66	724
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

The non-zero weighted average debt-to-income ratio of the Group 2 mortgage loans was approximately 35.81% as of April 1, 2008.

Original Combined Loan-to-Value Ratios of the Group 2 Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 49.99	24	$12,393,505.85	2.89%	7.817%	442	40.21%	737
50.00 - 54.99	13	7,935,204.80	1.85	7.054	377	52.68	725
55.00 - 59.99	13	6,441,984.51	1.50	7.528	401	57.38	695
60.00 - 64.99	29	17,851,207.29	4.17	7.305	364	62.49	717
65.00 - 69.99	52	39,786,805.57	9.29	7.221	370	67.62	718
70.00 - 74.99	63	39,796,953.42	9.29	7.279	362	72.11	708
75.00 - 79.99	155	94,007,445.65	21.95	7.539	378	76.89	719
80.00	294	147,895,120.19	34.53	7.615	376	80.00	716
80.01 - 84.99	14	6,392,826.69	1.49	8.245	342	83.49	694
85.00 - 89.99	39	14,501,397.06	3.39	8.254	343	85.75	698
90.00 - 94.99	41	16,566,373.68	3.87	8.440	343	90.44	690
95.00 - 99.99	78	24,359,190.93	5.69	8.678	343	95.00	685
100.00	1	430,665.53	0.10	7.625	350	100.00	704
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

The weighted average original combined loan-to-value ratio of the Group 2 mortgage loans was approximately 76.23% as of April 1, 2008.

Geographic Distribution of the Group 2 Mortgage Loans

Geographic Location	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Alabama	1	$345,288.94	0.08%	7.875%	345	85.00%	682
Arizona	11	6,421,482.14	1.50	7.618	352	77.26	707
Arkansas	2	694,041.10	0.16	8.189	344	81.76	662
California	566	327,290,172.74	76.41	7.498	379	74.13	718
Colorado	2	559,385.78	0.13	8.561	344	88.64	685
Connecticut	2	928,424.03	0.22	8.655	341	78.56	761
Florida	122	42,819,642.70	10.00	8.316	342	85.60	692
Georgia	1	459,798.51	0.11	8.375	344	85.00	708
Hawaii	3	1,313,833.67	0.31	7.740	378	60.24	727
Idaho	2	713,909.95	0.17	7.750	347	62.15	698
Illinois	1	471,020.32	0.11	7.625	347	86.32	723
Indiana	3	466,500.21	0.11	8.487	342	93.02	693
Maryland	11	5,322,525.17	1.24	7.680	342	81.71	685
Massachusetts	3	936,261.98	0.22	8.361	342	81.41	716
Michigan	6	1,311,206.04	0.31	8.308	346	87.54	693
Minnesota	3	1,587,286.37	0.37	7.865	342	83.59	682
Nevada	8	4,471,221.16	1.04	7.984	355	82.12	730
New Jersey	7	3,026,938.93	0.71	8.137	341	85.66	694
New Mexico	1	978,392.36	0.23	6.875	336	80.00	696
New York	12	6,538,894.92	1.53	7.762	344	78.67	687
North Carolina	5	3,388,495.72	0.79	7.889	345	84.80	681
Ohio	2	738,363.91	0.17	8.216	341	88.58	705
Pennsylvania	5	1,671,817.70	0.39	8.242	367	91.51	702
South Carolina	5	1,502,044.28	0.35	7.751	341	86.34	684
Texas	3	740,721.51	0.17	8.888	344	86.07	683
Utah	3	1,223,501.40	0.29	8.077	345	82.52	732
Virginia	7	4,583,347.41	1.07	8.157	361	80.83	669
Washington	17	6,466,926.38	1.51	7.865	352	81.54	715
West Virginia	1	133,456.76	0.03	8.875	347	95.00	638
Wisconsin	1	1,253,779.08	0.29	7.500	335	69.99	706
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

As of April 1, 2008, the greatest five-digit ZIP Code geographic concentration of Group 2 mortgage loans by Stated Principal Balance was approximately 0.77% in the 94062 ZIP Code.

Loan Rates of the Group 2 Mortgage Loans

Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

5.500 - 5.999	1	$913,465.60	0.21%	5.750%	468	80.00%	655
6.000 - 6.499	20	16,077,762.34	3.75	6.264	327	66.80	738
6.500 - 6.999	71	45,817,853.39	10.70	6.766	353	72.28	734
7.000 - 7.499	171	96,243,044.99	22.47	7.229	358	75.03	716
7.500 - 7.999	303	161,458,261.82	37.69	7.711	383	75.11	712
8.000 - 8.499	133	64,264,750.37	15.00	8.204	391	78.38	709
8.500 - 8.999	59	24,606,226.19	5.74	8.627	382	84.33	685
9.000 - 9.499	48	15,819,521.57	3.69	9.116	342	91.04	685
9.500 - 9.999	10	3,157,794.90	0.74	9.607	341	93.84	648
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

The weighted average loan rate of the Group 2 mortgage loans as of April 1, 2008 was approximately 7.635%.

Maximum Loan Rates of the Group 2 Adjustable Rate Mortgage Loans

Maximum Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

8.500 - 8.999	32	$18,522,783.39	4.33%	7.532%	389	77.48%	730
9.500 - 9.999	286	170,842,601.78	39.94	7.405	368	74.34	712
10.500 - 10.999	68	33,372,217.11	7.80	7.582	340	75.52	691
11.000 - 11.499	114	43,036,587.00	10.06	8.159	343	87.31	700
11.500 - 11.999	59	23,965,717.30	5.60	7.783	354	83.68	710
12.000 - 12.499	54	27,994,131.50	6.55	7.546	362	78.74	722
12.500 - 12.999	141	79,961,146.17	18.69	7.640	393	71.99	723
13.000 - 13.499	45	22,388,597.14	5.23	8.220	413	74.02	726
13.500 - 13.999	15	7,508,708.53	1.76	8.519	447	74.10	701
15.000 - 15.499	1	121,948.57	0.03	9.125	338	95.00	687
Total	815	$427,714,438.49	100.00%	7.637%	371	76.23%	713

The weighted average maximum loan rate of the Group 2 adjustable rate mortgage loans was approximately 11.130% as of April 1, 2008.

Minimum Loan Rates of the Group 2 Adjustable Rate Mortgage Loans

Minimum Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1.500 - 1.999	1	$526,991.66	0.12%	6.125%	306	63.33%	733
2.000 - 2.499	166	97,241,380.04	22.74	7.182	343	73.60	719
2.500 - 2.999	129	73,746,144.15	17.24	7.117	362	76.25	728
3.000 - 3.499	289	159,520,511.49	37.30	7.700	397	73.29	716
3.500 - 3.999	109	53,511,280.69	12.51	8.032	379	79.30	696
4.000 - 4.499	48	19,198,172.22	4.49	8.501	360	85.92	684
4.500 - 4.999	59	19,510,048.77	4.56	9.029	342	92.13	689
5.000 - 5.499	14	4,459,909.47	1.04	9.539	341	91.93	649
Total	815	$427,714,438.49	100.00%	7.637%	371	76.23%	713

The weighted average minimum loan rate of the Group 2 adjustable rate mortgage loans was approximately 3.122% as of April 1, 2008.

Gross Margins of the Group 2 Adjustable Rate Mortgage Loans

Gross Margin (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1.500 - 1.999	1	$526,991.66	0.12%	6.125%	306	63.33%	733
2.000 - 2.499	166	97,241,380.04	22.74	7.182	343	73.60	719
2.500 - 2.999	129	73,746,144.15	17.24	7.117	362	76.25	728
3.000 - 3.499	289	159,520,511.49	37.30	7.700	397	73.29	716
3.500 - 3.999	109	53,511,280.69	12.51	8.032	379	79.30	696
4.000 - 4.499	48	19,198,172.22	4.49	8.501	360	85.92	684
4.500 - 4.999	59	19,510,048.77	4.56	9.029	342	92.13	689
5.000 - 5.499	14	4,459,909.47	1.04	9.539	341	91.93	649
Total	815	$427,714,438.49	100.00%	7.637%	371	76.23%	713

The weighted average gross margin of the Group 2 adjustable rate mortgage loans was approximately 3.122% as of April 1, 2008.

Credit Scores of the Group 2 Mortgage Loans

Credit Score	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

500 - 524	1	$162,198.66	0.04%	8.875%	343	95.00%	515
550 - 574	1	308,376.37	0.07	7.875	340	56.86	553
575 - 599	2	808,521.01	0.19	8.945	343	88.43	581
600 - 624	10	4,708,404.54	1.10	7.799	378	73.32	618
625 - 649	51	22,950,506.62	5.36	8.111	368	78.89	642
650 - 674	119	56,305,548.23	13.14	7.784	362	77.54	664
675 - 699	179	91,444,266.01	21.35	7.775	369	77.31	687
700 - 724	157	84,812,919.49	19.80	7.613	375	77.77	711
725 - 749	128	73,215,482.64	17.09	7.438	364	75.07	736
750 - 774	89	50,906,082.27	11.88	7.466	381	73.97	761
775 - 799	61	32,568,117.62	7.60	7.466	391	73.04	784
800 and above	18	10,168,257.71	2.37	7.268	373	71.05	807
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

The weighted average credit score of the Group 2 mortgage loans was approximately 713 as of April 1, 2008.

Original Prepayment Penalty Periods of the Group 2 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	160	$80,179,097.65	18.72%	7.624%	351	78.60%	711
12	146	88,298,881.55	20.61	7.298	369	74.02	724
24	67	32,953,712.20	7.69	7.883	361	79.40	699
36	440	222,392,065.97	51.92	7.765	383	76.04	711
48	1	526,991.66	0.12	6.125	306	63.33	733
60	2	4,007,932.14	0.94	6.250	306	63.72	746
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

Negative Amortization Limits of the Group 2 Mortgage Loans

Negative Amortization Limit (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

110	12	$8,842,540.49	2.06%	6.417%	307	66.46%	740
115	327	147,731,809.26	34.49	7.918	354	80.63	700
120	371	208,982,450.67	48.79	7.403	370	75.53	718
Not Applicable - Non Negam	106	62,801,880.75	14.66	7.913	427	69.62	721
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

Months to Next Payment Adjustment Date of the Group 2 Adjustable Rate Mortgage Loans

Months to Next Payment Adjustment Date	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1	20	$12,594,920.32	2.94%	7.421%	336	75.59%	715
2	25	10,981,551.81	2.57	8.180	354	82.94	693
3	28	13,474,523.29	3.15	8.128	345	83.01	678
4	22	9,381,050.92	2.19	7.652	330	76.86	697
5	55	23,122,288.67	5.41	8.176	358	83.02	690
6	78	38,023,485.60	8.89	7.801	374	78.77	707
7	44	21,642,874.95	5.06	7.769	369	80.39	707
8	50	25,305,845.80	5.92	7.799	378	77.46	709
9	37	16,901,985.72	3.95	7.740	377	77.07	712
10	29	11,815,819.65	2.76	7.942	367	79.41	691
11	35	18,994,676.05	4.44	7.598	361	76.62	711
12	17	10,184,504.86	2.38	7.378	392	79.05	687
14	1	121,948.57	0.03	9.125	338	95.00	687
43	3	964,313.81	0.23	7.516	343	80.00	753
44	14	8,699,766.47	2.03	7.103	344	68.39	708
45	36	22,564,216.34	5.28	7.208	350	75.06	723
46	17	11,153,506.97	2.61	7.189	357	76.13	704
47	52	27,131,231.34	6.34	7.509	369	76.48	724
48	54	31,515,719.17	7.37	7.646	392	74.43	729
49	37	22,626,423.57	5.29	7.861	410	72.75	717
50	74	42,671,025.82	9.98	7.599	387	70.71	719
51	79	43,002,992.18	10.05	7.277	380	72.72	737
74	2	1,186,394.77	0.28	7.234	350	67.64	631
75	2	1,178,471.48	0.28	7.000	351	77.33	759
111	4	2,474,900.36	0.58	6.842	351	71.80	744
Total	815	$427,714,438.49	100.00%	7.637%	371	76.23%	713

The weighted average months to next payment adjustment of the Group 2 adjustable rate mortgage loans was approximately 28 months as of April 1, 2008.

Months to Next Rate Adjustment Date of the Group 2 Adjustable Rate Mortgage Loans

Months to Next Rate Adjustment Date	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1	430	$206,448,516.18	48.27%	7.841%	365	79.61%	701
4	4	2,610,044.17	0.61	6.250	304	58.23	737
6	3	1,617,778.98	0.38	6.294	306	71.37	733
14	1	121,948.57	0.03	9.125	338	95.00	687
43	3	964,313.81	0.23	7.516	343	80.00	753
44	14	8,699,766.47	2.03	7.103	344	68.39	708
45	36	22,564,216.34	5.28	7.208	350	75.06	723
46	17	11,153,506.97	2.61	7.189	357	76.13	704
47	52	27,131,231.34	6.34	7.509	369	76.48	724
48	54	31,515,719.17	7.37	7.646	392	74.43	729
49	38	23,306,751.25	5.45	7.880	412	72.43	717
50	74	42,671,025.82	9.98	7.599	387	70.71	719
51	81	44,069,852.81	10.30	7.304	380	72.65	737
74	2	1,186,394.77	0.28	7.234	350	67.64	631
75	2	1,178,471.48	0.28	7.000	351	77.33	759
111	4	2,474,900.36	0.58	6.842	351	71.80	744
Total	815	$427,714,438.49	100.00%	7.637%	371	76.23%	713

The weighted average months to next rate adjustment of the Group 2 adjustable rate mortgage loans was approximately 26 months as of April 1, 2008.

Delinquency Status of the Group 2 Mortgage Loans

Delinquency Status	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

30 - 59 Days	23	$12,910,815.71	3.01%	7.637%	364	79.37%	703
60 - 89 Days	7	2,904,614.44	0.68	8.218	344	82.99	703
90+ Days	6	2,260,356.95	0.53	8.603	339	80.19	682
Current	733	386,739,027.10	90.28	7.608	373	75.81	715
Foreclosure	45	22,553,604.82	5.27	7.917	356	80.19	695
REO	2	990,262.15	0.23	7.830	342	80.00	681
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

30-59 Day Delinquencies of the Group 2 Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	725	$382,442,538.08	89.28%	7.610%	373	75.77%	715
1	70	36,632,210.83	8.55	7.786	362	80.44	702
2	12	5,052,697.96	1.18	8.014	344	76.46	687
3	5	2,230,285.86	0.52	8.494	343	83.09	650
4	3	1,341,631.23	0.31	7.786	341	80.12	683
5	1	659,317.21	0.15	8.026	342	80.00	745
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

60-89 Day Delinquencies of the Group 2 Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	756	$400,403,489.89	93.47%	7.610%	373	75.93%	714
1	58	26,873,817.21	6.27	7.993	354	80.66	696
2	2	1,081,374.07	0.25	8.254	344	79.04	664
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

90+ Day Delinquencies of the Group 2 Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	797	$419,094,932.87	97.84%	7.629%	372	76.17%	713
1	12	5,669,320.80	1.32	7.819	361	77.16	710
2	3	1,952,408.99	0.46	7.687	387	82.84	699
3	2	914,478.81	0.21	8.162	338	80.73	662
5	2	727,539.70	0.17	8.789	337	82.46	657
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

Foreclosure Status of the Group 2 Mortgage Loans

Number of Mortgage Loans in Foreclosure in the 12 Months preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	767	$404,135,217.36	94.35%	7.618%	372	75.99%	714
1	11	5,426,557.03	1.27	8.133	342	81.50	689
2	15	7,912,396.34	1.85	7.895	354	79.44	692
3	10	4,959,861.33	1.16	7.872	374	79.26	700
4	6	2,883,305.63	0.67	7.654	365	81.87	705
5	2	1,049,983.20	0.25	8.602	345	85.28	717
6	4	1,630,924.69	0.38	7.720	338	77.92	668
8	1	360,435.59	0.08	7.125	335	80.00	720
Total	816	$428,358,681.17	100.00%	7.635%	371	76.23%	713

3. On page S-32 of the prospectus supplement, the paragraphs under the heading “Static Pool Information” are deleted in their entirety and replaced with the following:

Certain static pool information may be found at http://www.rbsgcregab.com/ in a PDF file entitled “HarborView 2007-6 Static Pool Historical Deal Information.” Access to this internet address is unrestricted and free of charge.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan groups for which performance information is shown at the above internet address had initial characteristics that differed from the current characteristics, and may have differed in ways that were material to the performance of those mortgage groups. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans. In addition to the prepayment, delinquency and loss performance of similar mortgage loan groups, the static pool information shown at the above internet address includes the performance information of the mortgage loans included in the trust fund. Nonetheless, we do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way fully indicative of the future performance of the mortgage loans in the trust fund.

4. On page S-43 of the prospectus supplement, the table under the heading “The Servicers—GMAC Mortgage, LLC” is supplemented as follows:

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the year ended December 31,
	2003	2004	2005	2006	2007
Prime conforming mortgage loans
No. of Loans	1,308,284	1,323,249	1,392,870	1,455,919	1,488,384
Dollar Amount of Loans	$153,601	$165,521	$186,364	$203,894	$214,606
Percentage Change from Prior Year	2.11%	7.76%	12.59%	9.41%	5.25%

Prime non-conforming mortgage loans
No. of Loans	34,041	53,119	69,488	67,462	62,941
Dollar Amount of Loans	$13,937	$23,604	$32,385	$32,220	$30,132
Percentage Change from Prior Year	11.12%	69.36%	37.20%	(0.51)%	(6.48)%

Government mortgage loans
No. of Loans	191,023	191,844	181,679	181,563	179,460
Dollar Amount of Loans	$17,594	$18,328	$18,098	$18,843	$19,380
Percentage Change from Prior Year	(16.91)%	4.17%	(1.25)%	4.12%	2.85%

Second-lien mortgage loans
No. of Loans	282,128	350,334	392,261	514,085	510,211
Dollar Amount of Loans	$7,023	$10,374	$13,034	$20,998	$22,007
Percentage Change from Prior Year	5.36%	47.71%	25.64%	61.10%	4.81%

Total mortgage loans serviced
No. of Loans	1,815,476	1,918,546	2,036,298	2,219,029	2,240,996
Dollar Amount of Loans	$192,155	$217,827	$249,881	$275,955	$286,125
Percentage Change from Prior Year	0.71%	13.36%	14.72%	10.43%	3.69%

5. On page S-42 of the prospectus supplement, the information under the heading “The Servicers—GMAC Mortgage, LLC” is supplemented as follows:

On April 29, 2008, Residential Capital, LLC ("ResCap"), which is the parent holding company of GMAC Mortgage, LLC, reported a net loss of $859 million for the first quarter of 2008, compared to a net loss of $910 million in the year-ago period.

Additional updated information regarding GMAC Mortgage, LLC since the date of the prospectus supplement was requested by the depositor, but was not made available by GMAC Mortgage, LLC to the depositor, sponsor or underwriter or any of their affiliates.

6. On page S-80 of the prospectus supplement, the fourth sentence of the first paragraph under the heading “Description of the Certificates—The Yield Maintenance Provider and Basis Risk Cap Provider” is deleted in its entirety and replaced with the following:

As of the date of this supplement, BSFP has a ratings classification of “Aaa” from Moody’s and “AAA” (stable) from S&P.